Prestige Capital Corporation

400 KELBY STREET, 14TH FLOOR, FORT LEE, NEW JERSEY 07024    (201) 944-4455

Purchase and Sale Agreement (“Agreement”)

1.  ASSIGNMENT.  PRESTIGE CAPITAL CORPORATION (“Prestige”) hereby buys and FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (“Seller”) hereby sells, transfers and assigns to Prestige all of Seller’s right, title and interest in and to those specific accounts receivable owing to Seller as set forth on the assignment forms provided by Seller to Prestige from time to time (the “Assignments”) together with all rights of action accrued or to accrue thereon, including without limitation, full power to collect, sue for, compromise, assign or in any other manner enforce collection thereof in Prestige’s name or otherwise.  All of Seller’s accounts receivable and contract rights which are presently or at any time hereafter assigned by Seller, and accepted by Prestige, are collectively referred to as the “Accounts”.

2.  ADVANCE.  Upon Prestige’s receipt and acceptance of each Assignment, Prestige shall pay to Seller SEVENTY-FIVE percent (75%) of the net face value (i.e. the face value less any offset for that same period) of the Accounts and SIXTY-FIVE percent (65%) of the net face value of any unbilled yet earned amounts associated with the Accounts therein described (the “Down Payment”).  The total of all advances made by Prestige on unbilled yet earned amounts associated with the Accounts shall not, at any time, exceed $1,000,000.   In addition, upon acceptance of this Agreement, Prestige will provide a one-time overadvance of up to $250,000 (the “Overadvance”). The Overadvance shall not, at any time, exceed 20% of the Accounts plus 20% of the remaining accounts receivable of Seller not sold to Prestige and will be repaid in 25 consecutive weekly installments commencing one week from the initial funding.   Notwithstanding anything to the contrary contained in this Agreement, Prestige will increase the advance rates to 80% and 70%, respectively, so long as the Overadvance is repaid in full and dilution (defined as non-payment of an Account in the amount billed due to disputes, adjustments, etc.) on factored invoices is less than 5%.  Furthermore, the maximum outstanding balance of Seller to Prestige shall be $10,000,000 (“Maximum Advance”).

3.  RESERVE. Prestige will hold in reserve the difference between the Purchase Price (hereinafter defined) and the Down Payment (the “Reserve”) and provided there are no outstanding chargebacks or disputes, will pay to Seller, the Reserve, less any sums due Prestige hereunder, once the Accounts have been collected in good funds, charged back and/or deemed collected by Prestige due to an account debtor’s insolvency.  Notwithstanding anything to the contrary contained in this Agreement, all collections received by Prestige on Accounts: (a) via wire transfer shall be wired within three business days of receipt by Prestige; (b) via ACH payment will be wired within four business days of receipt by Prestige; (c) via check will be wired within five business days of receipt by Prestige; provided there are no outstanding chargebacks or disputes with respect to the Accounts.  For purposes of this Agreement, the term “Purchase Price” shall mean the net face value of Accounts, less; Prestige’s discount fee described in paragraph 4 below, returns, credits, allowances and discounts; and less all other sums charged or chargeable to Seller’s account under the terms of this Agreement.

4.  DISCOUNT.  Prestige’s purchase of the Accounts from Seller shall be at a discount fee, which is deducted from the face value of each Account upon collection.  The discount fee, which shall be based on the number of days an Account is outstanding from the date of the Down Payment, shall be as follows:  If paid within 15 days a discount fee of 1.10%; if paid within 35 days a discount fee of 1.8%; if paid within 45 days a discount fee of 2.7%; if paid within 60 days a discount fee of 3.6%; if paid within 75 days a discount fee of 4.5%; if paid within 90 days a discount fee of 5.4%; and an additional 1.5% for each 15 day period thereafter until the account is paid or the accrued fee equals a maximum of 15%.   Notwithstanding anything to the contrary contained in this Agreement, Prestige will reduce the above fees by 10% on all factored invoices for the initial 60 days of the Agreement.  In addition to the foregoing, there shall be a one time fee for the Overadvance of $18,000 or, if the Overadvance is less than $250,000, a one time fee equal to 18/250ths of the actual amount of the Overadvance. This one time fee will be payable by Seller to Prestige 180 days from the closing date; provided, however, that if the full amount of the Overadvance is repaid by Seller on or before 90 days of the closing date, the applicable Overadvance fee shall be reduced by 25%.

11/15/2011

    Pg 1 of 5

5.  WARRANTIES, REPRESENTATION AND COVENANTS.  As an inducement for Prestige’s entering into this Agreement and with full knowledge that the truth and accuracy of the warranties, representations and covenants in this Agreement are being relied upon by Prestige, instead of the delay of a complete credit investigation, Seller warrants, represents and covenants that:

(a)

Seller is properly licensed and authorized to engage in its telecommunications business as presently conducted;

(b)

Seller is the sole and absolute owner of the Accounts and has the full legal right to make said sale, assignment and transfer;

(c)

The correct amount of each Account will be set forth on the Assignments;

(d)

Each Account is an accurate and undisputed statement of the net indebtedness from an account debtor for a sum certain, without any net indebtedness due from Seller to that account debtor in the period(s) following the date of the statement that are greater than 20% of the net indebtedness reflected on the statement for that Account;

(e)

Each Account is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by Seller to an account debtor;

(f)

Seller does not own, control or exercise dominion in any way whatsoever, over the business of any Account;

(g)

All financial records, statements, books or other documents shown to Prestige by Seller at any time either before or after the signing of this Agreement are true and accurate in all material respects;

(h)

Seller will not under any circumstance or in any manner whatsoever, interfere with any of Prestige’s rights under this Agreement;

(i)

Subsequent to the effective date of this Agreement, Seller will not, at any time, permit any lien, security interest or encumbrance (except when such lien, security interest or encumbrance is by an existing or new shareholder, director, or officer of Seller and timely notice of such action is given to Prestige) to be created upon any of its accounts receivable without the prior written consent of Prestige, which consent shall not be unreasonably withheld;

(j)

Seller will not change or modify the terms of the Accounts with any account debtor unless Prestige first consents, in writing;

(k)

Seller will notify Prestige, in writing, in advance of: any change in Seller’s place of business; Seller having or acquiring more than one place of business; any change in Seller’s chief executive office; and/or any change in the office or offices where Seller’s books and records concerning accounts receivable are kept;

(l)

Seller will immediately notify Prestige of any proposed or actual change of the Seller’s and/or any account debtor’s identity, legal entity or corporate structure of which Seller has actual knowledge;

(m)

All invoices assigned to Prestige will state plainly on their face that they are payable only and directly to the specific bank account designated and controlled by Prestige; and

(n)

No account shall be on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;

The warranties, representations and covenants contained in this paragraph 5 shall be continuous and be deemed to be renewed each time Seller assigns Accounts to Prestige.  Notwithstanding the provisions contained in paragraph 6 of this Agreement, Prestige shall have recourse against the Seller in the event that any of the warranties, representations and covenants set forth in this paragraph 5 are breached and Prestige is thereby damaged.

6.  NO RECOURSE.  Prestige shall have no recourse against Seller if payments are not received due to the “Insolvency” of an account debtor within 90 days of invoice date.  For purposes of the foregoing, Insolvency shall be deemed to have occurred only when:  (a) a voluntary or involuntary bankruptcy proceeding for the relief of an account debtor under either Chapter 7 or Chapter 11 shall have been instituted in a United States Bankruptcy Court; (b) a receiver is appointed for the whole or any part of the property of an account debtor; (c) an account debtor’s assets shall have been sold under a writ of execution or attachments, or a writ of execution shall have been returned unsatisfied; (d) an account debtor shall have absconded; or (e) an account debtor’s assets shall have been sold under levy by any taxing authority or by a landlord.

7.  CHARGE-BACK.  In the event that any Account is not paid within 90 days of invoice date for any reason whatsoever (other than as a result of an account debtor’s Insolvency), including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence, then in any such event Prestige shall have the right to chargeback such Account to Seller.  No chargeback shall be deemed a reassignment to Seller of the Account involved.  Seller acknowledges that all amounts chargeable to Seller’s account under this Agreement shall be payable by Seller on demand.

11/15/2011

    Pg 2 of 5

8.  NOTICE OF DISPUTE.  Seller must immediately notify Prestige of any material disputes between any account debtor and Seller.

9.  SETTLEMENT OF DISPUTE.  Prestige may, at its option and with prior written notification to Seller, settle any dispute with any account debtor.  Such settlement does not relieve Seller of any of its obligations under this Agreement.

10.  SOLE PROPERTY. Once Prestige has purchased the Accounts, the payment from account debtors relative to the Accounts is the sole property of Prestige.  Any interference by Seller with this payment will result in civil and/or criminal liability.

11.  SECURITY INTEREST.  As a further inducement for Prestige to enter into this Agreement, and as security for the prompt performance, observance and payment of all obligations owing by Seller to Prestige, Seller hereby grants to Prestige a continuing first priority security interest in and lien upon all accounts receivable of Seller and a continuing subordinated security interest in and lien upon all inventory, machinery and equipment, instruments, documents, chattel paper and general intangibles (as such terms are defined in the Uniform Commercial Code) now owned by Seller, wherever located, and all replacements and substitutions therefore, accessions thereto, and products and proceeds thereof, and all property of Seller at any time in Prestige’s possession. Such security interests are collectively referred to as the “Collateral”.

12.  FINANCING STATEMENTS.  Seller will, at its expense perform all reasonable acts and execute all documents requested by Prestige at any time to evidence, perfect and maintain Prestige’s security interest and other rights in the Collateral and the priority thereof.

13.  HOLD IN TRUST.   Seller will hold in trust and safekeeping, as the property of Prestige and immediately turn over to Prestige, the identical check or other form of payment received by Seller if payment on the Accounts comes into Seller’s possession.  Should Seller come into possession of a check comprising payments owing to both Seller and Prestige, Seller shall turn over said check to Prestige.  In the event payments by check belonging to Prestige are improperly deposited by Seller into Seller’s bank account more than twice during the initial Term or more than twice during any Renewal Term, Prestige reserves the right to impose a penalty upon Seller of up to 20% of the face amount of any check so improperly deposited.

14.  FINANCIAL RECORDS.   Seller will furnish to Prestige financial statements and such other information as is, from time to time, requested by Prestige.

15.  BOOK ENTRY.  Seller will immediately, upon the sale of the Accounts, make the proper entry on its books and records disclosing the absolute sale of the Accounts to Prestige.

16.  LIMITED POWER OF ATTORNEY.  In order to implement this Agreement, Seller irrevocably appoints Prestige its special attorney in fact or agent with power to:

(a)

Strike out Seller’s address on any correspondence to any account debtor and put on Prestige’s address;

(b)

Receive and open all mail addressed to Seller via Prestige’s address;

(c)

Endorse the name of Seller or Seller’s trade name on any checks or other evidences of payment that may come into the possession of Prestige solely in connection with the Accounts;

(d)

In Seller’s name, or otherwise, demand, sue for, collect any and all monies due in connection with the Accounts; and

(e)

Compromise, prosecute or defend any action, claim or proceeding relative to the Accounts;

The authority granted to Prestige above shall remain in full force and effect until the Accounts are paid in full and the entire indebtedness of Seller to Prestige is discharged.

17.  NOTIFICATION; VERIFICATION OF ACCOUNTS

(a)

Without in any way limiting the terms and provisions of paragraph 5 (m) hereinabove, Prestige may upon prior written notification to Seller of a default and a period of 5 business days for Seller to cure such default, in its sole discretion, notify any account debtor to make payment on any of Seller’s open invoices to Prestige; and

(b)

Prestige, may at its sole cost and expense at any time verify the Accounts utilizing an audit control company, any agent of

       Prestige or any other means deemed appropriate by Prestige.

18.  NO ASSUMPTION.  Nothing contained in this Agreement shall be deemed to impose any duty or obligation upon Prestige in favor of any account debtor and/or any other party in connection with the Accounts.

19.  FUTURE ASSIGNMENTS.  Seller may from time to time, at Seller’s option, sell, transfer and assign different Accounts to Prestige.  The future sale of any Accounts shall be subject to and governed by this Agreement and such Accounts shall be identified by separate and subsequent Assignments.

11/15/2011

    Pg 3 of 5

20.  DISCRETION.  Nothing contained in this Agreement shall be construed to impose any obligation upon Prestige to purchase Accounts from Seller.  Prestige shall at its sole discretion determine which Accounts it shall purchase.  Further, Prestige shall have the absolute right at any time to cease accepting any further assignments from Seller.

21.  LEGAL FEES; EXPENSES.  Seller will pay on demand any and all reasonable collection expenses and reasonable attorneys’ fees that Prestige incurs in the event it should become necessary for Prestige to enforce its rights against Seller, the Guarantors, or any account debtor under this Agreement.

22.  BINDING ON FUTURE PARTIES.  This Agreement shall inure to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, except that Seller may not assign or transfer any or all of its rights and obligations under this Agreement to any party without the prior written consent of Prestige.

23.  WAIVER; ENTIRE AGREEMENT.  No failure or delay on Prestige’s part in exercising any right, power or remedy granted to Prestige herein, will constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein.  This Agreement contains the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, will in any event be effective unless the same is in writing and signed and delivered by each of the Parties.

24.  NEW JERSEY LAW.  This Agreement shall be deemed executed in the State of New Jersey and, in all respects shall be governed and construed in accordance with the laws of the State of New Jersey.

25.  INDEMNITY.  Seller shall hold Prestige harmless from and against any action or other proceeding brought by any account debtor against Prestige arising from Prestige’s lawfully collecting or attempting to collect any of the Accounts.

26.  TERM.  This Agreement will remain in effect for nine months from the date that this Agreement becomes effective (the “Term”).  Thereafter, the Term will be automatically extended for successive periods of nine (9) months each unless either party provides the other with a written notice of cancellation of at least sixty (60) days prior to the expiration of the initial Term or any renewal Term; provided, however, Prestige may cancel this Agreement at any time upon sixty (60) days notice to Seller.  In the event of a breach by Seller of any term or provision of this Agreement or upon Seller’s insolvency or the insolvency of any guarantor of Seller’s obligations herein, Prestige shall have the right to cancel this Agreement upon written notice to Seller, at which time each of the Parties’ obligations to each other shall be immediately due and payable.  In the event of cancellation, the provisions of this Agreement shall remain in full force and effect until all of the Accounts have been paid in full and all amounts due to Seller from Prestige have been paid.

27.  EARLY TERMINATION.  In the event that Seller wishes to terminate the Agreement prior to the expiration of the initial Term, then in addition to paying Prestige all other obligations due under this Agreement, Seller shall also pay Prestige an early termination fee equal to $17,500 per month for each month remaining under the initial Term.   Notwithstanding the foregoing, Prestige will waive the early termination fee should Seller replace this facility with any financing, other than factoring, at any time after the initial four months of the initial Term.

28.  INVALID PROVISIONS.  If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall, to the extent reasonably and lawfully permitted, continue in force as though said provision had not been incorporated herein.

29.  EFFECTIVE.  This Agreement shall become effective when it is accepted and executed by an authorized officer of Prestige.  Facsimile machine or PDF copies of an original signature by either party on this Agreement shall be binding as if said copies were original signatures.

11/15/2011

    Pg 4 of 5

30.  JURY WAIVER.  The parties hereto hereby mutually waive trial by jury in the event of any litigation with respect to any matter connected with this agreement.

Executed this        12th        day of    September                                                   , 2011

           FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:  ________________________________________

            GORDON HUTCHINS, JR., President/COO

Accepted this                  day of                                                    , 2011

            PRESTIGE CAPITAL CORPORATION

By:   ________________________________________

             HARVEY L. KAMINSKI, President/CEO

Each of the undersigned hereby personally guarantees and shall be jointly and severally liable for any damages suffered by Prestige Capital Corporation by virtue of the breach of any warranty, representation or covenant made by Seller in subparagraphs 5 (c), (e), (f), (h), (i), (j), above, provided that the undersigned’s liability as set forth above shall only apply in the event the undersigned had knowledge or should have had knowledge (by reason of his respective position with the Seller) of the breach.  In the event that one of the undersigned, as the case may be, is no longer an employee of the Seller and Prestige receives written notification thereof (“Notification”), his respective guarantee set forth in this paragraph shall not apply to any Assignment to Prestige by the Seller that takes place subsequent to the date of Notification.  Furthermore, in the event Prestige intends to enforce the guarantee set forth above, it shall do so only 60 days subsequent to written notice to the undersigned of a breach of warranty by the Seller.

Date: ____________________________________ By: ________________________________________________________________

MATTHEW D. ROSEN, Individually

Date: ____________________________________  By: ________________________________________________________________

GORDON HUTCHINS, JR., Individually

The undersigned hereby personally guarantees and shall be liable for any damages suffered by Prestige Capital Corporation by virtue of the breach of any warranty, representation or covenant made by Seller in subparagraph 5 (d) above, irrespective of any knowledge thereof.  In the event that the undersigned is no longer an employee of the Seller and Prestige receives written notification thereof (“Notification”), his respective guarantee set forth in this paragraph shall not apply to any Assignment to Prestige by the Seller that takes place subsequent to the date of Notification.  Furthermore, in the event Prestige intends to enforce the guarantee set forth above, it shall do so only 60 days subsequent to written notice to the undersigned of a breach of warranty by the Seller.

Date: ____________________________________  By: ________________________________________________________________

GORDON HUTCHINS, JR., Individually

11/15/2011

    Pg 5 of 5